UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2011

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                     (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Election of New Directors

(d)                    (1)          On March 17, 2011, Kathleen M. Nelson and Robert C. Golden were elected toserve on the Board of Directors of Dime Community Bancshares, Inc. (the "Registrant").  Both Ms. Nelson and Mr. Golden and have additionally been elected to serve as a Director of the Registrant's wholly-owned subsidiary, The Dime Savings Bank of Williamsburgh (the "Bank").

(2)	There are no arrangements or understandings between either Ms. Nelson or Mr. Golden and any other persons pursuant to which such director was selected as director.

(3)
        Ms. Nelson has been designated as a member of the Risk Committee of the Registrant, and the Risk and Mortgage Review Committees of the Bank.  Mr. Golden has been designated as a member of the Risk
        Committee of the Registrant and the Risk and Budget and Planning Committees of the Bank.

        Both Ms. Nelson and Mr. Golden will stand for election at the Registrant's 2011 Annual Meeting of Shareholders, each to serve for a three year-term expiring at the Registrant's Annual Meeting of Shareholders to be held in 2014.

(4)	Transactions With Related Persons.

        None.

Item 5.03                      Amendment of Bylaws

          On March 17, 2011, the Board of Directors of the Registrant amended Article IV, Section 1 of the Registrant's Bylaws to increase the maximum size of its Board of Directors to thirteen directors.

Item 9.01                      Financial Statements and Exhibits.

                          99.1    A news release issued by the Registrant on March 17, 2011 announcing the election of Kathleen M. Nelson and Robert C. Golden to serve as Directors is attached hereto as Exhibit 99.1

                          99.2    The amended and restated bylaws of the Registrant are attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

                                                   By:         /s/ KENNETH J. MAHON
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated: March 17, 2011